Exhibit 99.2

News Release

Ritchie Bros. and Caterpillar Inc. Announce Strategic Alliance

•	Ritchie Bros. to Become Preferred Provider to Caterpillar and Participating Dealers for Caterpillar Equipment Upon Closing of Ritchie Bros.’ Acquisition of IronPlanet

•	Strategic Relationship to Accelerate Caterpillar’s IoT Connectivity Offerings for Used Equipment Owners

VANCOUVER, B.C. and PEORIA, IL, August 29, 2016 – Ritchie Bros., the world’s largest industrial auctioneer and a leading equipment distributor (NYSE & TSX: RBA), and Caterpillar Inc. (NYSE: CAT) today announced that they have entered into a strategic alliance agreement. The strategic alliance is expected to deliver significant benefits to both companies, Caterpillar’s independent dealers and their respective customers, continuing an accelerated delivery of Caterpillar’s Internet of Things (IoT) connectivity offerings to improve customer fleet utilization.

Under the terms of the agreement, Ritchie Bros. will become Caterpillar’s preferred global partner for live onsite and online auctions with respect to used Caterpillar equipment, and will complement Caterpillar’s existing dealer channels. Ritchie Bros. will provide Caterpillar and its dealers with access to proprietary auction platforms, software and other value-added services, thereby enhancing the exchange of information and services between customers, dealers and suppliers. The strategic alliance is also expected to strengthen Ritchie Bros.’ relationship with Caterpillar’s independent dealers around the world by providing them enhanced and continued access to a global auction marketplace to sell their used equipment.

Ritchie Bros. also announced today that it has reached an agreement to acquire IronPlanet(R), a leading online marketplace for used heavy equipment and other durable asset sales, of which Caterpillar and its dealers own a minority position. The combined company, with its trusted brands, will deliver a multi-channel marketplace that will provide a full range of equipment asset management and disposition solutions. The new strategic alliance between Ritchie Bros. and Caterpillar replaces and expands on existing agreements in place between Caterpillar, its dealers and IronPlanet. The new strategic alliance will become effective when Ritchie Bros. completes its acquisition of IronPlanet, which is subject to regulatory clearances and the satisfaction of other customary closing conditions.

“Ritchie Bros. is proud to enter into this historic alliance, which will strengthen our relationship with Caterpillar, its dealers and end users, as well as help expand our global reach and footprint,” said Ravi Saligram, Chief Executive Officer of Ritchie Bros. “Our marketing capabilities, unrivaled suite of technology and powerful multi-channel transactional platforms will add tremendous value and make us a trusted strategic partner to the Caterpillar family.”

“A key element of our digital strategy is connecting more products in our customers’ fleets, allowing us to help improve their productivity, increase safety and drive sustainability. This alliance will ensure that more used equipment buyers have access to our best-in-class products, digital offerings and world class customer support through the Cat dealer network,” said Rob Charter, group president with responsibility for Caterpillar’s Customer and Dealer Support. “Ritchie Bros. and Caterpillar are beginning an exciting new chapter in our relationship to better serve our global customers.”

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News Release

The strategic alliance between Ritchie Bros. and Caterpillar will have an initial five-year term. After completing the acquisition of IronPlanet, Ritchie Bros. will operate live onsite auctions at participating Caterpillar dealers’ locations under the Cat Auction Services brand and also encompass Ritchie Bros.’ other onsite and online brands.

About Ritchie Bros.:
Established in 1958, Ritchie Bros. (NYSE and TSX: RBA) is the world’s largest industrial auctioneer, and one of the world’s largest sellers of used equipment for the construction, transportation, agriculture, energy, mining, forestry and other industries. Ritchie Bros.TM asset management and disposition solutions include live unreserved public auctions with on-site and online bidding; EquipmentOneTM, an online auction marketplace; Mascus, a global online equipment listing service; private negotiated sales through Ritchie Bros. Private Treaty; and a range of ancillary services, including financing and leasing through Ritchie Bros. Financial Services. Ritchie Bros. has operations in 19 countries, including 45 auction sites worldwide. Learn more at rbauction.com, EquipmentOne.com, mascus.com, rbauction.com/privatetreaty and rbauction.com/financing.

About Caterpillar:

For 90 years, Caterpillar Inc. has been making sustainable progress possible and driving positive change on every continent. Customers turn to Caterpillar to help them develop infrastructure, energy and natural resource assets. With 2015 sales and revenues of $47.011 billion, Caterpillar is the world’s leading manufacturer of construction and mining equipment, diesel and natural gas engines, industrial gas turbines and diesel-electric locomotives. The company principally operates through its three product segments - Construction Industries, Resource Industries and Energy & Transportation - and also provides financing and related services through its Financial Products segment. For more information, visit caterpillar.com. To connect with us on social media, visit caterpillar.com/social-media.

About IronPlanet:

IronPlanet is a leading online marketplace for selling and buying used equipment and other durable assets and an innovative participant in the multi-billion dollar used equipment market. Founded in 1999 to transform the global used equipment market, IronPlanet has built a database of more than 1.5 million registered users worldwide. IronPlanet connects buyers and sellers of used equipment with its exclusive IronClad Assurance(R) equipment condition certification and family of brands, including IronPlanet(R), GovPlanet(R), TruckPlanet(R), Cat Auction Services, Kruse Energy & Equipment AuctioneersSM, allEquip(R) and Asset Appraisal ServicesSM. IronPlanet is backed by Accel Partners, Kleiner Perkins Caufield & Byers, Caterpillar and Volvo. For more information, visit www.ironplanet.com.

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News Release

Caution Regarding Forward-Looking Statements

This news release contains forward-looking statements and forward-looking information within the meaning of applicable U.S. and Canadian securities legislation (collectively, “forward-looking statements”), including, in particular, statements regarding the terms and potential benefits of the proposed transaction between Ritchie Bros. and Caterpillar, the terms and conditions of the proposed IronPlanet transaction, the expected timetable for completing the IronPlanet transaction, benefits and synergies of the IronPlanet transaction, future opportunities for the combined businesses of Ritchie Bros. and IronPlanet, future financial and operational results and any other statements regarding events or developments that Ritchie Bros. believes or anticipates will or may occur in the future. Forward-looking statements are statements that are not historical facts and are generally, although not always, identified by words such as “expect”, “plan, “anticipate”, “project”, “target”, “potential”, “schedule”, “forecast”, “budget”, “estimate”, “intend” or “believe” and similar expressions or their negative connotations, or statements that events or conditions “will”, “would”, “may”, “could”, “should” or “might” occur. All such forward-looking statements are based on the opinions and estimates of management as of the date such statements are made. Forward-looking statements necessarily involve assumptions, risks and uncertainties, certain of which are beyond Ritchie Bros.’s control, including risks and uncertainties related to: general economic conditions and conditions affecting the industries in which Ritchie Bros., IronPlanet and Caterpillar operate; obtaining regulatory approvals in connection with the IronPlanet transaction; each of Ritchie Bros.’ and IronPlanet’s ability to satisfy the merger agreement conditions and consummate the transaction on the anticipated timetable, or at all; Ritchie Bros.’ ability to successfully integrate IronPlanet’s operations and employees with Ritchie Bros.’ existing business; the ability to realize anticipated growth, synergies and cost savings in the IronPlanet transaction; the maintenance of important business relationships; the effects of the IronPlanet transaction on relationships with employees, customers, other business partners or governmental entities; transaction costs; deterioration of or instability in the economy, the markets we serve or the financial markets generally; as well as the risks and uncertainties set forth in Ritchie Bros.’ Annual Report on Form 10-K for the year ended December 31, 2015, which is available on the SEC, SEDAR, and Ritchie Bros.’ website. The foregoing list is not exhaustive of the factors that may affect Ritchie Bros.’ forward-looking statements. There can be no assurance that forward-looking statements will prove to be accurate, and actual results may differ materially from those expressed in, or implied by, these forward-looking statements. Forward-looking statements are made as of the date of this news release and Ritchie Bros. does not undertake any obligation to update the information contained herein unless required by applicable securities legislation. For the reasons set forth above, you should not place undue reliance on forward-looking statements.

Contacts:

For Ritchie Bros	For Caterpillar Inc.
Jamie Kokoska	Corrie Scott
Director, Investor Relations	U.S. Media Manager
Phone: 778 331 5500	Phone: 309 675 0425
Email: jkokoska@rbauction.com	Email: Scott_Corrie@cat.com

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